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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 16, 2001


                             WHITEWING LABS, INC.
           (Exact name of registrant as specified in its charter)


                                    Delaware
       (State or other jurisdiction of incorporation of organization)


          Delaware                  0-27420                     95-4437350
  (State or other jurisdiction    (Commission                 (IRS Employer
of incorporation or organization) File Number)              Identification No.)


15455 San Fernando Mission Blvd., #105, Mission Hills, CA          91345
        (Address of principal executive office)                 (Zip Code)

Registrant's telephone number, including area code:  (818) 898-2167


                                      N/A
(Former name or former address, if changed since last report)














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                                        1

ITEM 1.  Changes in Control of Registrant.

    On November 16, 2001, W-Net, Inc. ("Purchaser") acquired 3,468,000 common shares of common shares of common stock of Whitewing Labs, Inc. ("Whitewing"), from Aceia, LLC, for a total purchase price of $275,000. As a result of the sale, Purchaser now owns approximately 51.01% of Whitewing's issued and outstanding capital stock.

    As a condition to the closing of the transaction, the Board of Directors of Whitewing was reconstituted as follows: Cynthia Kolke, William D. Fox, Andrew
T. Libby, Jr., John Pretto, and David Eisenstein.

                                 SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              WHITEWING LABS, INC.



                              By:        s/o/f      Cynthia Kolke
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                                    Cynthia Kolke
                                    President, Assistant Secretary and Director



Dated:  November 29, 2001